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                          EXHIBIT 23(i)
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                       CONSENT OF ANDREWS & KURTH, L.L.P.

We hereby consent to (i) all references to our firm in the Registration Statement (Form S-4) and the Joint Proxy Statement/Prospectus included therein with respect to, among other matters, the registration of 5,000,000 shares of common stock of Boatmen's Bancshares, Inc., (ii) to the inclusion of our opinion as an exhibit to the Registration Statement, and (iii) to the references to such opinion in the Joint Proxy Statement/Prospectus.


                                     /s/ Andrews & Kurth  L.L.P.

                                     Andrews & Kurth L.L.P.

September 16, 1994